Exhibit 99.1

DEAR SHAREHOLDER

I am pleased to report the successful results of our properties within the Apple REIT Six, Inc. portfolio during the three-month period ending September 30, 2006.

For the third quarter of 2006, our 67 Marriott® and Hilton® hotels achieved average revenue per available room (RevPAR) of $85, an increase of approximately $7 from the same period in 2005. Year-to-date RevPAR was $80 which exceeded our year-to-date 2005 result of $78. Average daily rate (ADR) for the third quarter 2006 was $108 and the average nightly occupancy was 79 percent. We are pleased with the excellent performance of our hotels.

We paid an eight percent annualized return on an $11 share price during the third quarter, providing distributions of $0.22 per share. The Company’s funds from operations (FFO) totaled $24.4 million for the third quarter of 2006, or $0.27 per share. As of September 30, 2006, year-to-date FFO was $62.6 million or $0.71 per share.

The outlook for the lodging industry during the remainder of 2006 and well into 2007 is very positive. Lodging Econometrics recently published their industry study on new developments entering the marketplace. We are excited to share that their most recent report has revised downward their original estimate for new hotel openings in 2006 as well as decreased their 2007 forecast by nearly 3,500 rooms. Because of limited new supply, market analysts predict hotel occupancy and nightly rates to continue to trend upward in 2007. We look forward to an opportunity to share in this growth and every indication points to another successful year for the industry.

We hope that you will take a moment to visit our recently created Web site, which launched early during the third quarter of this year. The new site, www.applereitsix.com, is full of beautiful images, updated financial information and an overview of the Company.

The next formal correspondence that you will receive from us will be our 2006 Annual Report, which will include detailed information regarding the performance of our properties throughout the year. As always, thank you for your investment and I look forward to sharing our progress with you in future reports.

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

STATEMENTS OF OPERATIONS (Unaudited)

(In thousands except statistical data)	Three months ended September 30, 2006	Three months ended September 30, 2005	Nine months ended September 30, 2006	Nine months ended September 30, 2005
REVENUES
SUITE REVENUE	$61,292	$29,808	$167,765	$57,482
OTHER REVENUE	4,366	2,446	13,116	6,270

TOTAL REVENUES	$65,658	$32,254	$180,881	$63,752
EXPENSES
DIRECT OPERATING EXPENSE	$16,196	$8,378	$46,357	$16,857
OTHER HOTEL OPERATING EXPENSES	23,338	12,017	66,301	22,745
GENERAL AND ADMINISTRATIVE	939	952	3,125	2,308
DEPRECIATION	6,476	3,314	18,913	6,659
INTEREST, NET	589	(782)	1,890	(2,098)

TOTAL EXPENSES	$47,538	$23,879	$136,586	$46,471
NET INCOME	$18,120	$8,375	$44,295	$17,281

NET INCOME PER SHARE	$0.20	$0.13	$0.50	$0.34
FUNDS FROM OPERATIONS (A)
NET INCOME	$18,120	$8,375	$44,295	$17,281
DEPRECIATION OF REAL ESTATE OWNED	6,264	3,314	18,277	6,659

FUNDS FROM OPERATIONS	$24,384	$11,689	$62,572	$23,940

FFO PER SHARE	$0.27	$0.19	$0.71	$0.47
WEIGHTED-AVERAGE SHARES OUTSTANDING	89,545	62,296	88,619	50,446
OPERATING STATISTICS
OCCUPANCY	79%	76%	76%	74%
AVERAGE DAILY RATE	$108	$102	$105	$104
REVPAR	$85	$78	$80	$78
NUMBER OF HOTELS OWNED	67	48
DIVIDENDS PER SHARE	$0.22	$0.22	$0.66	$0.66

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	September 30, 2006	December 31, 2005
ASSETS
INVESTMENT IN REAL ESTATE – NET	$837,850	$790,170
CASH AND CASH EQUIVALENTS	30,854	35,948
OTHER ASSETS	27,135	28,198

TOTAL ASSETS	$895,839	$854,316

LIABILITIES AND SHAREHOLDERS’ EQUITY
NOTES PAYABLE–SECURED	$54,142	$76,855
OTHER LIABILITIES	7,329	5,626

TOTAL LIABILITIES	61,471	82,481
TOTAL SHAREHOLDERS’ EQUITY	834,368	771,835

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$895,839	$854,316

(a)	Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at September 30, 2006, and the results of operations for the interim period ended September 30, 2006. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Six, Inc. 2005 Annual Report.

APPLE REIT SIX

Portfolio of hotels

ALABAMA	Birmingham, Dothan (2), Huntsville (2), Montgomery, Tuscaloosa (2)

ALASKA	Anchorage (3)

ARIZONA	Phoenix, Tempe (2)

CALIFORNIA	Arcadia (2), Bakersfield, Folsom, Foothill Ranch, Lake Forest, Milpitas, Roseville, South San Francisco

COLORADO	Boulder, Glendale, Lakewood

CONNECTICUT	Farmington, Rocky Hill, Wallingford

FLORIDA	Clearwater, Lake Mary, Lakeland, Orange Park, Panama City, Pensacola (3), Tallahassee

GEORGIA	Albany, Columbus, Savannah, Valdosta

NEW JERSEY	Mt. Olive, Somerset

NEW YORK	Saratoga Springs

OREGON	Portland, Hillsboro (3)

PENNSYLVANIA	Pittsburgh

SOUTH CAROLINA	Myrtle Beach

TENNESSEE	Nashville

TEXAS	Arlington (2), Dallas, Fort Worth (3), Las Colinas, Laredo (2), McAllen

VIRGINIA	Fredericksburg

WASHINGTON	Mukilteo, Kent, Redmond, Renton

CORPORATE PROFILE

Apple REIT Six, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn and Suites® brands. Our focus is to acquire high-quality real estate that generates attractive returns for our shareholders. Our portfolio consists of 67 hotels, containing a total of 7,750 guestrooms in 17 states.

CORPORATE HEADQUARTERS

814 East Main Street

Richmond, VA 23219

(804) 344-8121

(804) 344-8129

FAX www.applereitsix.com

INVESTOR INFORMATION

For additional information, please contact: Kelly Clarke, Director of Corporate Communications

804-727-6321 or KClarke@applereit.com

COVER: HILTON GARDEN INN, FREDERICKSBURG, VA

The trademarks contained herein are registered trademarks. Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott® and Marriott® are registered trademarks of Marriott International, Inc.

Hampton Inn®, Hampton Inn and Suites®, Hilton Garden Inn® and Homewood Suites by Hilton® are registered trademarks of Hilton Hotels Corporation.